EXHIBIT 11


                COMPUTATION OF EARNINGS PER SHARE
         (In millions, except share and per share data)


EARNINGS PER SHARE

In the third quarter and nine months of 1996, earnings per share equals net income, minus dividends on the Company's preferred stock ("PRIDES"), divided by the weighted-average number of common shares outstanding during the period. In the third quarter and nine months of 1995, earnings per share equals net income divided by the weighted-average number of common shares and common share equivalents outstanding during the period. The number of common share equivalents outstanding was based on the assumed conversion of the PRIDES. For the purpose of this computation, the respective conversion rates of common stock for each share of PRIDES were based on the average market value of the Company's common stock during the applicable period. Common share equivalents relating to the PRIDES were not included in the third quarter or nine months of 1996 since their effect would have been anti-dilutive.

                                           QUARTERS ENDED            NINE MONTHS ENDED
                                            SEPTEMBER 30               SEPTEMBER 30
                                    --------------------------   ---------------------------
                                         1996        1995             1996         1995
                                    --------------------------   ---------------------------
Weighted-average shares outstanding:
 Common shares                        63,679,000   63,463,000      63,650,000   62,870,000
 Common share equivalents                      -    9,020,000               -    9,719,000
                                    --------------------------   ---------------------------
 Total                                63,679,000   72,483,000      63,650,000   72,589,000
                                    ==========================   ===========================

Income before cumulative effect of
 accounting change                           $26         $112            $103         $305
Less preferred stock dividends                 9            -              27            -
                                    --------------------------   ---------------------------
                                             $17         $112             $76         $305
                                    --------------------------   ---------------------------
Cumulative effect of accounting
   change                                      -            -             (15)           -
                                    --------------------------   ---------------------------
                                             $17         $112             $61         $305
                                    ==========================   ===========================
Earnings per share:
 Income before cumulative effect of
  accounting change                        $0.26        $1.56           $1.19        $4.20
 Cumulative effect of accounting
  change                                       -            -           (0.24)           -
                                    --------------------------   ---------------------------
 Net income                                $0.26        $1.56           $0.95        $4.20
                                    ==========================   ===========================
Conversion rate                                -         0.82               -         0.88

Average market value per share
     of common stock                           -       $60.37               -       $53.48

/TABLE

EARNINGS PER SHARE (FULLY DILUTED):

Earnings per share (fully diluted) equals net income divided by the weighted-average number of common shares and common share equivalents outstanding during the period. The number of common share equivalents outstanding was based on the maximum potential issuance of common shares upon conversion of the PRIDES, which is one share of common for each share of PRIDES. This computation was made for presentation purposes only since its effect was anti-dilutive in 1996 and was not material in 1995.

                                        QUARTERS ENDED           NINE MONTHS ENDED
                                         SEPTEMBER 30              SEPTEMBER 30
                                   --------------------------   ------------------------
                                        1996        1995           1996       1995
                                   --------------------------   ------------------------
Weighted-average shares outstanding:
 Common shares                       63,679,000   63,463,000    63,650,000   62,870,000
 Common share equivalents            11,000,000   11,000,000    11,000,000   11,000,000
                                   --------------------------   ------------------------
 Total                               74,679,000   74,463,000    74,650,000   73,870,000
                                   ==========================   ========================

Income before cumulative effect of
 accounting change                          $26         $112          $103         $305
Cumulative effect of accounting
   change                                     -            -           (15)           -
                                   --------------------------   ------------------------
Net income                                  $26         $112           $88         $305
                                   ==========================   ========================
Earnings per share (fully diluted):
 Income before cumulative effect of
  accounting change                       $0.34        $1.51         $1.38        $4.13
 Cumulative effect of accounting
      change                                  -            -         (0.21)           -
                                   --------------------------   ------------------------
 Net income                               $0.34        $1.51         $1.17        $4.13
                                   ==========================   ========================
